                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44860


                   [SPECIALTY MORTGAGE TRUST, INC. LETTERHEAD]

                            SECURED INVESTMENT NOTES

 The prospectus dated January 19, 2001 should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Mortgage Trust, Inc.



   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.


                                        JANUARY 20, 2002
   ----------------------------------------------- ---------------------------------------------
                        TERM                                           RATE
   ----------------------------------------------- ---------------------------------------------
                      2 MONTHS                                        3.25%
   ----------------------------------------------- ---------------------------------------------
                      4 MONTHS                                        4.80%
   ----------------------------------------------- ---------------------------------------------
                      6 MONTHS                                        5.00%
   ----------------------------------------------- ---------------------------------------------
                      9 MONTHS                                        5.50%
   ----------------------------------------------- ---------------------------------------------
                     12 MONTHS                                        6.00%
   ----------------------------------------------- ---------------------------------------------

     OUR SECURED INVESTMENT NOTES ARE AVAILABLE IN 1-12 MONTH TERMS AND ARE PRICED BY US EACH MONTH TO ACHIEVE FOR INVESTORS HIGHER YIELDS THAN BANK
                         CDS WITH SIMILAR TERMS OR BANK

                    MONEY MARKET ACCOUNTS IN OUR MARKET AREA.

o NOTES ARE ISSUED THE 20TH OF EVERY MONTH IN A LIMITED SUPPLY WITH A MINIMUM INVESTMENT OF $25,000.

o SPECIALTY MORTGAGE TRUST COLLATERALIZED INVESTMENT NOTES ARE PRIMARILY COLLATERALIZED BY MORTGAGE LOANS WITH A PRINCIPAL BALANCE OF 150% OF SECURED NOTES. THE COLLATERAL IS HELD BY AN INDEPENDENT, THIRD PARTY TRUSTEE, BANKER'S TRUST, ONE OF WALL STREET'S MOST RESPECTED INSTITUTIONS.

                                     CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809
                              STACY@SPECIALTYFI.COM

         THE SHORT-TERM INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR
        GUARANTEED BY ANY GOVERNMENTAL AGENCY. OFFERS OF THESE NOTES ARE
                               MADE BY PROSPECTUS.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS
                      PROSPECTUS IS ACCURATE OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
               AVAILABLE ONLY TO RESIDENTS OF NEVADA & CALIFORNIA

                        SUPPLEMENT DATED JANUARY 8, 2002
                    TO THE PROSPECTUS DATED JANUARY 19, 2001